UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2007
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

17140 Bernardo Center Drive, Suite 222
San Diego, CA		92128
(Address of principal executive offices)		(Zip Code)
(858) 485-9840
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 8.1
EXHIBIT 10.1
EXHIBIT 12.1

Item 1.01 Entry into a Material Definitive Agreement.
          The information required by this Item 1.01 with respect to the Fourth Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P. (the “Operating Partnership”) is incorporated by reference from Item 8.01 of this report.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          The Articles Supplementary of BioMed Realty Trust, Inc. (the “Company”) setting forth the terms of the 7.375% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), described below were filed with the State Department of Assessments and Taxation of Maryland on January 17, 2007. The Articles Supplementary are filed as an exhibit to and incorporated by reference into this report.
Item 8.01. Other Events.
          On January 10, 2007, the Company executed an underwriting agreement with Wachovia Capital Markets, LLC, Morgan Stanley & Co. Incorporated and Raymond James & Associates, Inc., as the representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 8,000,000 shares of Series A Preferred Stock, plus up to an additional 1,200,000 shares of Series A Preferred Stock pursuant to the Underwriters’ 30-day over-allotment option, at a price to the public of $25.00 per share. The underwriting agreement is filed as an exhibit to and incorporated by reference into this report. The offering of the Series A Preferred Stock is being made under the Company’s shelf registration statement on Form S-3 (File No. 333-137376), and pursuant to the terms set forth in a prospectus dated September 15, 2006, as supplemented by a preliminary prospectus supplement dated January 9, 2007 and a final prospectus supplement dated January 10, 2007. The offering is expected to close on January 18, 2007.
          Pursuant to the terms of the Series A Preferred Stock, the Company will pay cumulative dividends on the Series A Preferred Stock from and including January 18, 2007 at the rate of 7.375% per annum of the $25.00 liquidation preference per share, which is equivalent to $1.84375 per share per year. Dividends on the Series A Preferred Stock will be payable quarterly in arrears on or about the 15th day of each January, April, July and October, commencing on April 16, 2007. However, if following a change of control of the Company, the Series A Preferred Stock is not listed on the New York Stock Exchange, the American Stock Exchange or NASDAQ, holders of Series A Preferred Stock will be entitled to receive an increased dividend of 8.375% per annum of the $25.00 liquidation preference per share, which is equivalent to $2.09375 per share per year for as long as the Series A Preferred Stock is not so listed. The Series A Preferred Stock does not have a stated maturity date, is not subject to any sinking fund or mandatory redemption provisions and is not convertible into any other securities. Holders of Series A Preferred Stock generally have no voting rights, except for limited voting rights if the Company fails to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.
          The Company has filed an application to list the Series A Preferred Stock on the New York Stock Exchange under the symbol “BMRPrA.” Trading in the Series A Preferred Stock is expected to commence within 30 days after the initial delivery of the Series A Preferred Stock.
          The Company is not allowed to redeem the Series A Preferred Stock before January 18, 2012, except in limited circumstances to preserve its status as a real estate investment trust or in connection with a change of control. On and after that date, the Company may, at its option, redeem the Series A Preferred Stock in whole or in part, from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends on the Series A Preferred Stock up to but excluding the redemption date. For additional information concerning these securities, please refer to the exhibits attached to this report.
          On January 16, 2007, the Underwriters exercised their over-allotment option in full. The Company expects to receive net proceeds from this offering of approximately $222.3 million after deducting underwriting discounts and commissions and estimated offering expenses. The Company expects to contribute the net proceeds of the offering to the Operating Partnership, and in exchange, the Operating Partnership will issue to the Company 9,200,000 7.375% Series A Cumulative Redeemable Preferred Units (the “Series A Preferred Units”). The Operating Partnership intends to subsequently use the proceeds to repay a portion of the outstanding indebtedness under its $500 million unsecured revolving credit facility and for other general corporate and working capital purposes.
          The Operating Partnership will pay the Company cumulative distributions on the Series A Preferred Units from January 18, 2007 at the rate of 7.375% per annum of the $25.00 value per unit, which is equivalent to $1.84375 per unit per year. Distributions on the Series A Preferred Units will be payable quarterly in arrears on or about the 15th day of each January, April, July and October, commencing on April 16, 2007. The Series A Preferred Units do not have any stated maturity date, are not subject to any sinking fund or mandatory redemption provisions and are not convertible into any other securities. On and after January 18, 2012, the Operating Partnership may, at its option, redeem the Series A Preferred Units in whole or in part, from time to time, for cash at a redemption price of $25.00 per unit, plus all accumulated and unpaid distributions on such Series A Preferred Units up to but excluding the redemption date. The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership reflects the issuance of the Series A Preferred Units and is filed as an exhibit to and incorporated by reference into this report.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of January 10, 2007, among the Company, the Operating Partnership and Wachovia Capital Markets, LLC, Morgan Stanley & Co. Incorporated and Raymond James & Associates, Inc., as representatives of the Underwriters

4.1 (1)	Articles Supplementary Classifying the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock

4.2 (1)	Form of Certificate for the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock

5.1	Opinion of Venable LLP

8.1	Opinion of Latham & Watkins LLP

10.1	Form of Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership

12.1	Statement regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 8.1 hereto)

(1)	Incorporated herein by reference to the Company’s Form 8-A filed with the Securities and Exchange Commission on January 17, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 17, 2007

BIOMED REALTY TRUST, INC.

By: Name:	/s/ KENT GRIFFIN Kent Griffin
Title:	Chief Financial Officer